Exhibit 99.1

Jason Industries, Inc. Announces New Organizational Structure

MILWAUKEE, Jan. 19, 2016 (GLOBE NEWSWIRE) -- Jason Industries, Inc. (NASDAQ:JASN) (NASDAQ:JASNW) (“Jason” or “the Company”), today announced it has realigned its organization to streamline operations, improve customer experience, achieve cost synergies and create long-term value for shareholders. Highlights of the new structure include:

•	Reorganized and streamlined sales organization, targeting core end-markets under two commercial groups

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Focuses on manufacturing excellence and providing robust commercial services to customers, including the addition of a President and Chief Operating Officer to implement operational excellence initiatives through functional integration

“We have realigned the organization, creating centers of excellence within each function to support the success of our businesses and position the organization to best serve our customers," said Jeffry N. Quinn, chairman and chief executive officer of Jason. “In addition to improving the way we operate our businesses, streamlining the organization will achieve cost synergies across Jason’s businesses, unlocking unrealized value for our shareholders.”
The Company’s commercial organization has been reorganized to drive profitable growth across Jason with a focus on targeting core end-markets within each segment. Srivas Prasad has been appointed Senior Vice President & General Manager – Seating and Acoustics, and Steve Carollo has been named Senior Vice President & General Manager – Finishing and Components. As part of this restructuring, Florestan von Boxberg and David Cataldi will be leaving the organization. We thank them for their years of service and wish them well.
While the management structure of the commercial organization has been streamlined, Jason will continue to report separate financial results of the Company’s four segments - Seating, Finishing, Acoustics and Components.
The new structure includes the addition of a President and Chief Operating Officer as a key member of the executive leadership team. This role will have oversight of a streamlined, functional organization with centers of excellence in manufacturing, supply chain, environmental, safety and health, and product development and technology. Implementation of the new structure will integrate functions across Jason’s businesses, driving improved operational efficiency, performance and cost synergies. The Board of Directors has engaged an international search firm to identify a permanent President and Chief Operating Officer.
In the interim, the Company has engaged Mr. A. Craig Ivey to serve as President, Chief Operating Officer and Global Manufacturing Lead; applying his 35 years of manufacturing, supply chain, business and leadership expertise. Ivey is a partner of Quinpario Partners LLC, an investment and operating company based in St. Louis. He previously served as President and General Manager of the Performance Films division for Solutia Inc., a global specialty chemical and performance materials company. As President and General Manager, Ivey had responsibility for all commercial, manufacturing, technology and strategic aspects of the business.
Quinn will further discuss the details of the new organization during the Company’s upcoming earnings call, scheduled for March 1, 2016. Details of the earnings call will be announced separately.

About Jason Industries
Jason Industries, Inc. is the parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets, including Assembled Products (Buffalo Grove, Ill.), DRONCO (Wunsiedel, Germany), Janesville Acoustics (Southfield, Mich.), Metalex (Libertyville, Ill.), Milsco (Milwaukee, Wis.), Osborn (Richmond, Ind. and Burgwald, Germany) and Sealeze (Richmond, Va.). All Jason companies utilize the Jason Business System, a collaborative manufacturing strategy applicable to a diverse group of companies that includes business principles and processes to ensure best-in-class results and collective strength. Headquartered in Milwaukee, Wis., Jason employs more than 4,400 individuals in 14 countries. To learn more, please visit www.jasoninc.com.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the Company’s businesses are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements.
The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results and cause them to differ materially from those anticipated in the forward-looking statements.
More information on potential factors that could affect the Company’s financial condition and operating results is included in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Contacts
Media: Melissa Zona
636.751.4057
mzona@jasoninc.com

Investors: Chad Paris
414.277.2007
investors@jasoninc.com